Exhibit 99.1

PRESS RELEASE

For Immediate Release

CSG Systems INTERNATIONAL reports results

for FIRST quarter 2016

ENGLEWOOD, COLO. (May 4, 2016) — CSG Systems International, Inc. (Nasdaq: CSGS), the trusted global partner to launch and monetize digital services, today reported results for the quarter ended March 31, 2016.

Key Highlights:

•	First quarter 2016 financial results:
•	Total revenues were $186.2 million.
•	Non-GAAP operating income was $44.3 million, or 23.8% of total revenues and GAAP operating income was $41.3 million, or 22.2% of total revenues.
•	Non-GAAP earnings per diluted share (EPS) was $0.77. GAAP EPS was $0.64.
•	Cash flows from operations were $10.7 million.
•	CSG declared its quarterly cash dividend of $0.185 per share of common stock, or a total of approximately $6 million, to shareholders.
•	During the quarter, CSG repurchased approximately 264,000 shares of its common stock for $9.5 million (weighted-average of $36.07 per share) under its stock repurchase program.
•	In March 2016, CSG issued $230 million of convertible notes (2016 Convertible Notes) due in 2036.
•

Through April 2016, CSG has repurchased $106 million aggregate principal amount of the $150 million 2010 Convertible Notes for approximately $199 million, with proceeds from the 2016 Convertible Notes.

“We had a solid start to the year in spite of the mixed business environment that exists,” said Bret Griess, president and chief executive officer for CSG International.  “I’m pleased with the progress we have made in a short period.  We’ve strengthened our bench, both in terms of our leadership team and our board.  And we’ve aligned our organization to intensify our focus on expanding our client list and relationships in key markets, driving future revenue growth opportunities.”

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May 4, 2016

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended March 31,
	2016	2015	Percent Change
Revenues	$186,226	$185,631	0%
Non-GAAP Results:
Operating Income	$44,272	$30,806	44%
Operating Income Margin	23.8%	16.6%	—
EPS	$0.77	$0.51	51%
GAAP Results:
Operating Income	$41,291	$21,893	89%
Operating Income Margin	22.2%	11.8%	—
EPS	$0.64	$0.28	129%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the first quarter of 2016 were $186.2 million, a slight increase over revenues of $185.6 million for the first quarter of 2015, and a 6% decrease when compared to $197.3 million for the fourth quarter of 2015. The year-over-year increase is attributed to strong cloud and related solutions revenues, which more than offset unfavorable foreign currency movements of approximately $2 million. The sequential quarterly decrease can be attributed to the seasonally higher level of software and services revenues CSG typically experiences in the fourth quarter.

Non-GAAP Results: Non-GAAP operating income for the first quarter of 2016 was $44.3 million, or 23.8% of total revenues, compared to $30.8 million, or 16.6%, for the first quarter of 2015. Non-GAAP operating income for the fourth quarter of 2015 was $43.5 million, or 22.1% of total revenues. Non-GAAP EPS for the first quarter of 2016 was $0.77, compared to $0.51 for the first quarter of 2015, and $0.77 for the fourth quarter of 2015. The year-over-year improvements in operating margin and non-GAAP EPS can be mainly attributed to lower operating expenses as a result of cost savings initiatives we completed throughout 2015, and favorable foreign currency movements.

GAAP Results: GAAP operating income for the first quarter of 2016 was $41.3 million, or 22.2% of total revenues, compared to $21.9 million, or 11.8%, for the same period in 2015.

GAAP EPS for the first quarter of 2016 was $0.64, as compared to $0.28 for the first quarter of 2015.

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May 4, 2016

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments at March 31, 2016 were $385.2 million, compared to $240.9 million at December 31, 2015.  The quarterly increase is mainly due to the proceeds from the $230 million of the 2016 Convertible Notes that CSG issued in March, reduced by the repurchase of $40 million aggregate principal amount of the $150 million of 2010 Convertible Notes for approximately $73 million.  In April 2016, CSG repurchased an additional $66 million aggregate principal amount of the 2010 Convertible Notes for approximately $126 million, leaving $44 million of the 2010 Convertible Notes outstanding.

CSG generated $10.7 million of net cash flow from operations for the quarter and non-GAAP free cash flow of $5.4 million.

2016 Financial Guidance

CSG is maintaining its financial guidance for the full year 2016, with the exception of GAAP EPS as follows:

	As of May 4, 2016	Previous
Revenues	No change	$735 - $760 million
Non-GAAP EPS	No change	$2.59 - $2.69
GAAP EPS	$1.74 - $1.84	$1.84 - $1.94
Non-GAAP Adjusted EBITDA	No change	$177 - $182 million
Cash flows from operating activities	No change	$110 - $130 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on Wednesday, May 4, 2016, at 5:00 p.m. ET, to discuss CSG’s first quarter results for 2016. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, dial 1-800-533-7619 and ask the operator for the CSG International conference call and Liz Bauer, chairperson. A replay of the conference call will also be available until 8:00 p.m. ET on June 3, 2016, and can be accessed by calling 1-888-203-1112 and access code of 4733478.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG International (NASDAQ: CSGS) is the trusted global partner to help clients launch and monetize communications and entertainment services in the digital age. Leveraging 30 years of experience and expertise in voice, video, data and content services, CSG delivers market-leading revenue management and customer interaction solutions in licensed and managed service models.  The company drives business transformation initiatives for the majority of the top 100 global communications service providers, including AT&T, Charter

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May 4, 2016

Communications, Comcast, DISH, ESPN, Media-Saturn, Orange, Reliance, SingTel Optus, Telefonica, Time Warner Cable, Vodafone, Vivo and Verizon. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately fifty percent of its revenues from its three largest clients;
•	Continued market acceptance of CSG’s products and services;
•	Timing and success of previously announced client customer account migrations to CSG’s billing platform;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Chief Communications and Investor Relations Officer

(303) 804-4065

E-mail: liz.bauer@csgi.com

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May 4, 2016

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$289,733	$132,631
Short-term investments	95,497	108,305
Total cash, cash equivalents, and short-term investments	385,230	240,936
Trade accounts receivable:
Billed, net of allowance of $3,647 and $3,600	181,650	178,854
Unbilled	39,236	41,110
Income taxes receivable	4,314	4,038
Other current assets	28,944	35,153
Total current assets	639,374	500,091
Non-current assets:
Property and equipment, net of depreciation of $116,038 and $112,282	34,290	35,992
Software, net of amortization of $97,171 and $95,094	33,213	35,095
Goodwill	216,911	219,724
Client contracts, net of amortization of $90,402 and $87,890	37,516	39,738
Deferred income taxes	12,470	17,462
Other assets	14,646	14,629
Total non-current assets	349,046	362,640
Total assets	$988,420	$862,731
LIABILITIES, CURRENT PORTION OF LONG-TERM DEBT CONVERSION OBLIGATION AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized discounts of $5,020 and $8,632	$114,355	$148,868
Client deposits	33,498	33,694
Trade accounts payable	28,938	43,392
Accrued employee compensation	43,479	59,607
Deferred revenue	46,930	41,907
Income taxes payable	7,407	8,962
Other current liabilities	18,984	22,980
Total current liabilities	293,591	359,410
Non-current liabilities:
Long-term debt, net of unamortized discounts of $26,464 and $4,738	334,786	130,262
Deferred revenue	9,045	9,828
Income taxes payable	4,009	4,413
Deferred income taxes	4,036	182
Other non-current liabilities	12,166	12,791
Total non-current liabilities	364,042	157,476
Total liabilities	657,633	516,886
Current portion of long-term debt conversion obligation	107,604	—
Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000 shares authorized; 32,447 shares and 32,555 shares outstanding	673	672
Common stock warrants, 2,851 and 2,851 warrants issued and outstanding	7,310	7,310
Additional paid-in capital	374,689	503,254
Treasury stock, at cost, 34,865 and 34,601 shares	(823,963)	(814,437)
Accumulated other comprehensive income (loss):
Unrealized gain (loss) on short-term investments, net of tax	814	(97)
Cumulative foreign currency translation adjustments	(27,390)	(26,288)
Accumulated earnings	691,050	675,431
Total stockholders’ equity	223,183	345,845
Total liabilities, current portion of long-term debt conversion obligation and stockholders’ equity	$988,420	$862,731

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May 4, 2016

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2016	March 31, 2015
Revenues:
Cloud and related solutions	$149,814	$143,833
Software and services	19,178	22,633
Maintenance	17,234	19,165
Total revenues	186,226	185,631
Cost of revenues (exclusive of depreciation, shown separately below):
Cloud and related solutions	66,233	69,260
Software and services	13,366	21,109
Maintenance	9,884	9,897
Total cost of revenues	89,483	100,266
Other operating expenses:
Research and development	23,626	25,729
Selling, general and administrative	34,051	33,442
Depreciation	3,516	3,695
Restructuring and reorganization charges	(5,741)	606
Total operating expenses	144,935	163,738
Operating income	41,291	21,893
Other income (expense):
Interest expense	(3,005)	(3,368)
Amortization of original issue discount	(1,658)	(1,516)
Interest and investment income, net	468	167
Loss on repurchase of convertible notes	(3,211)	—
Other, net	(791)	(465)
Total other	(8,197)	(5,182)
Income before income taxes	33,094	16,711
Income tax provision	(11,590)	(7,353)
Net income	$21,504	$9,358

Weighted-average shares outstanding:
Basic	30,762	31,542
Diluted	33,672	33,340
Earnings per common share:
Basic	$0.70	$0.30
Diluted	0.64	0.28

Cash dividends declared per common share	$0.19	$0.18

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May 4, 2016

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Quarter Ended
	March 31, 2016	March 31, 2015
Cash flows from operating activities:
Net income	$21,504	$9,358
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	3,516	3,695
Amortization	6,415	8,217
Amortization of original issue discount	1,658	1,516
Loss on short-term investments and other	11	91
Loss on repurchase of convertible notes	3,211	—
Gain on disposition of business operations	(6,614)	—
Deferred income taxes	3,923	23
Excess tax benefit of stock-based compensation awards	(3,375)	(1,796)
Stock-based compensation	6,506	5,089
Subtotal	36,755	26,193
Changes in operating assets and liabilities:
Trade accounts receivable, net	35	(986)
Other current and non-current assets	1,597	(1,093)
Income taxes payable/receivable	992	3,338
Trade accounts payable and accrued liabilities	(32,490)	(16,140)
Deferred revenue	3,785	7,624
Net cash provided by operating activities	10,674	18,936
Cash flows from investing activities:
Purchases of property and equipment	(5,262)	(6,695)
Purchases of short-term investments	(14,100)	(10,085)
Proceeds from sale/maturity of short-term investments	30,067	49,470
Acquisition of and investments in client contracts	(1,520)	(1,223)
Proceeds from the disposition of business operations	8,850	—
Net cash provided by investing activities	18,035	31,467
Cash flows from financing activities:
Proceeds from issuance of common stock	356	396
Payment of cash dividends	(6,529)	(5,842)
Repurchase of common stock	(18,990)	(62,753)
Payments on acquired asset financing	—	(829)
Proceeds from long-term debt	230,000	150,000
Payments on long-term debt	(1,875)	(121,875)
Repurchase of convertible notes	(72,619)	—
Payments of deferred financing costs	(6,655)	(2,692)
Excess tax benefit of stock-based compensation awards	3,375	1,796
Net cash provided by (used in) financing activities	127,063	(41,799)
Effect of exchange rate fluctuations on cash	1,330	(1,039)
Net increase in cash and cash equivalents	157,102	7,565
Cash and cash equivalents, beginning of period	132,631	81,712
Cash and cash equivalents, end of period	$289,733	$89,277
Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$3,339	$3,441
Income taxes	6,680	3,968

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May 4, 2016

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended March 31, 2016	Quarter Ended December 31, 2015	Quarter Ended March 31, 2015
Americas	87%	83%	85%
Europe, Middle East and Africa	8%	11%	11%
Asia Pacific	5%	6%	4%
Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended March 31, 2016	Quarter Ended December 31, 2015	Quarter Ended March 31, 2015
Comcast	25%	24%	23%
DISH	14%	13%	15%
Time Warner	12%	11%	11%

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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May 4, 2016

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring and reorganization charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Gain (loss) on repurchase of convertible notes	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring and reorganization charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the date the equity award is granted, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based

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on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the repurchase of CSG’s convertible notes are not considered reflective of CSG’s recurring core business operating results.  Any resulting gain or loss on the repurchase of CSG’s convertible notes is non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring and reorganization charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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May 4, 2016

Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended March 31, 2016		Quarter Ended March 31, 2015
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$41,291	22.2%	$21,893	11.8%
Restructuring and reorganization charges (1)	(5,741)	(3.1)%	606	0.3%
Stock-based compensation (1)	6,527	3.5%	5,089	2.8%
Amortization of acquired intangible assets	2,195	1.2%	3,218	1.7%
Non-GAAP operating income	$44,272	23.8%	$30,806	16.6%
(1)

Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.  In addition, restructuring and reorganization changes include the impact of the gain on disposition of business operations for the first quarter of 2016.

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended March 31, 2016		Quarter Ended March 31, 2015
	Pretax Amount (2)	EPS (4)	Pretax Amount (2)	EPS (5)
GAAP income before income taxes	$33,094	$0.64	$16,711	$0.28
Restructuring and reorganization charges (1)	(5,741)		606
Stock-based compensation (1)	6,527		5,089
Amortization of acquired intangible assets	2,195		3,218
Loss on repurchase of convertible notes	3,211		—
Amortization of OID	1,658		1,516
Non-GAAP income before income taxes (3)	$40,944	$0.77	$27,140	$0.51
(2)

These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.

(3)

Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.

(4)	For the first quarter of 2016 the GAAP effective income tax rate was 35%, the non-GAAP effective income tax rate was approximately 37%, and the outstanding diluted shares were 33.7 million.
(5)

For the first quarter of 2015, the GAAP effective income tax rate was 44%, the non-GAAP effective income tax rate was approximately 37%, and the outstanding diluted shares were 33.3 million. The difference between the GAAP and the non-GAAP effective income tax rates relates to the timing of the 2015 R&D tax credit legislation.  The anticipated quarterly benefit of the credits was included for non-GAAP purposes, but could not be reflected for GAAP purposes until the legislation was actually passed.

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May 4, 2016

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended March 31,
	2016	2015
GAAP operating income	$41,291	$21,893
Restructuring and reorganization charges (1)	(5,741)	606
Depreciation	3,516	3,695
Amortization of acquired intangible assets (6)	2,195	3,218
Amortization of other intangible assets (6)	3,725	3,634
Stock-based compensation (1)	6,527	5,089
Adjusted EBITDA	$51,513	$38,135
Adjusted EBITDA as a percentage of revenues	28%	21%

	Quarter Ended March 31,
	2016	2015
Net income	$21,504	$9,358
Interest expense (7)	3,005	3,368
Amortization of OID	1,658	1,516
Loss on repurchase of convertible notes	3,211	—
Interest and investment income and other, net	323	298
Income tax provision	11,590	7,353
Depreciation	3,516	3,695
Amortization of acquired intangible assets (6)	2,195	3,218
Amortization of other intangible assets (6)	3,725	3,634
Stock-based compensation (1)	6,527	5,089
Restructuring and reorganization charges (1)	(5,741)	606
Adjusted EBITDA	$51,513	$38,135

	Quarter Ended March 31,
	2016	2015
Cash flows from operating activities	$10,674	$18,936
Income tax provision	11,590	7,353
Changes in operating assets and liabilities and deferred taxes	22,158	7,234
Interest expense (7)	3,005	3,368
Interest and investment income and other, net	323	298
Excess tax benefit of stock-based compensation awards	3,375	1,796
Restructuring and reorganization charges (1)(8)	873	606
Other	(485)	(1,456)
Adjusted EBITDA	$51,513	$38,135

CSG Systems International, Inc.

May 4, 2016

(6)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended March 31,
	2016	2015
Amortization of acquired intangible assets	$2,195	$3,218
Amortization of other intangible assets	3,725	3,634
Amortization of deferred financing costs	495	1,365
Total amortization	$6,415	$8,217
(7)	Interest expense includes amortization of deferred financing costs as provided in Note 6 above.
(8)

Restructuring and reorganization charges exclude the impact of the gain on disposition of business operations for the first quarter of 2016, as this amount is already excluded from cash flows from operating activities.

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended March 31,
	2016	2015
Cash flows from operating activities	$10,674	$18,936
Purchases of property and equipment	(5,262)	(6,695)
Non-GAAP free cash flow	$5,412	$12,241

Non-GAAP Financial Measures – 2016 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2016 full year financial guidance, is as follows:

2016 Guidance
GAAP operating income margin	16.0%
Restructuring and reorganization charges (9)	0.0%
Stock-based compensation (10)	3.0%
Amortization of acquired intangible assets (11)	1.0%
Non-GAAP operating income margin (“approximately 20%”)	20.0%

(9)	This represents the pretax impact of restructuring and reorganization charges of an estimated ($3) million on CSG’s operating income margin as a percentage of the midpoint of 2016 revenue guidance.
(10)	This represents the pretax impact of stock-based compensation expense of an estimated $24 million on CSG’s operating income margin as a percentage of the midpoint of 2016 revenue guidance.
(11)

This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $9 million on CSG’s operating income margin as a percentage of the midpoint of 2016 revenue guidance.

CSG Systems International, Inc.

May 4, 2016

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2016 full year financial guidance is as follows (in thousands, except per share amounts):

	2016 Guidance Range
	Low Range		High Range
	Pretax Amount (12)	EPS (14)	Pretax Amount (12)	EPS (14)
GAAP income before income taxes	$90,000	$1.74	$95,000	$1.84
Restructuring and reorganization charges	(3,000)		(3,000)
Stock-based compensation	24,000		24,000
Amortization of acquired intangible assets	9,000		9,000
Amortization of OID	5,000		5,000
Loss on repurchase of convertible notes	8,500		8,500
Non-GAAP income before income taxes (13)	$133,500	$2.59	$138,500	$2.69
(12)	These items (on a pretax basis) are calculated in accordance with GAAP, and will be reflected as part of the results of operations in CSG’s Unaudited Condensed Consolidated Statements of Income.
(13)

Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.

(14)	For 2016, the estimated effective income tax rate for non-GAAP purposes is expected to be approximately 37%. The weighted-average diluted shares outstanding are expected to be 32.7 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2016 full year financial guidance at the mid-point (in thousands, except percentages):

2016
GAAP operating income	$120,500
Restructuring and reorganization charges	(3,000)
Depreciation	15,000
Amortization of acquired intangible assets	9,000
Amortization of other intangible assets	14,000
Stock-based compensation	24,000
Non-GAAP Adjusted EBITDA	$179,500
Non-GAAP Adjusted EBITDA as a percentage of revenues	24%

CSG Systems International, Inc.

May 4, 2016

2016
Net income	$59,000
Interest expense	16,000
Amortization of OID	5,000
Loss on repurchase of convertible notes	8,500
Interest and investment income and other, net	(1,500)
Income tax provision	33,500
Depreciation	15,000
Amortization of acquired of intangible assets	9,000
Amortization of other intangible assets	14,000
Stock-based compensation	24,000
Restructuring and reorganization charges	(3,000)
Non-GAAP Adjusted EBITDA	$179,500

2016
Cash flows from operating activities (midpoint of guidance)	$120,000
Income tax provision	33,500
Changes in operating assets and liabilities and deferred taxes	4,000
Interest expense	16,000
Interest and investment income and other, net	(1,500)
Restructuring and reorganization charges	(3,000)
Other	10,500
Non-GAAP Adjusted EBITDA	$179,500

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2016
Cash flows from operating activities (midpoint of guidance)	$120,000
Purchases of property and equipment	(20,000)
Non-GAAP free cash flow	$100,000